UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 24, 2021

Hercules Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-00702	74-3113410
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Hamilton Ave., Suite 310
Palo Alto, CA		94301
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (650) 289-3060

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	HTGC	New York Stock Exchange
5.25% Notes due 2025	HCXZ	New York Stock Exchange
6.25% Notes due 2033	HCXY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 24, 2021, the Board of Directors of Hercules Capital, Inc. (the “Company”) elected Wade Loo as a director of the Company.  There are no arrangements or understandings between Mr. Loo and any other persons pursuant to which Mr. Loo was elected as a director of the Company.  Mr. Loo will be entitled to the applicable annual retainer and restricted stock awards pursuant to the Company’s director compensation arrangements, under terms consistent with those previously disclosed by the Company.  Mr. Loo will also be entitled to enter into an indemnification agreement with the Company.  Mr. Loo will hold office as a Class III director for a term expiring in 2022 and will serve on the Audit Committee of the Company.

Mr. Loo is a retired audit partner of KPMG, a global network of professional firms providing audit, tax and advisory services where he held positions from accountant through partner from 1980 through 2010.  Mr. Loo has been on the board of directors since 2015, currently serves as the Chairman of the Board (since January 2021) and past Audit Committee Chair (2015-2019) for the Silicon Valley Community Foundation Company, a non-profit community foundation. He is currently on the investment committee of Mapletree Europe Income Trust, a private real estate investment trust since March 2021. Mr. Loo also has been on the board of directors of the University of Denver-Daniels College of Business-Executive Advisory Board since 2015 and has served as the Chairman of the Board since 2018. He also has served on the Board of JobTrain (2006-2019), holding various positions, including Chairman of the Board, and Audit Committee Chair at both Guidance Software (2016-2017) and Kofax (2011-2015).  Mr. Loo received his Bachelor of Science in Accounting from the University of Denver, Daniels College of Business.

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 24, 2021, Hercules Capital, Inc., a Maryland corporation, (the “Company”), held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”).  As of April 23, 2021, the record date for the Annual Meeting, 115,743,190 shares of the Company’s common stock were outstanding and entitled to vote.

The following matters were submitted at the Annual Meeting, including any adjournments thereof, to the stockholders for consideration to:

1.	Elect three directors who will serve for the terms specified, or until his or her successor is elected and qualified: Gayle Crowell, Thomas J. Fallon and Brad Koenig for a term expiring 2024.

2.	Approve, on an advisory basis, the compensation of the Company’s named executive officers.

3.	Ratify the selection of PricewaterhouseCoopers LLP to serve as our independent public accounting firm for the year ending December 31, 2021.

Ms. Crowell and Messrs. Fallon and Koenig were each elected to serve as a director for the term specified above, or until his or her successor is elected and qualified, and proposal 2 and proposal 3 were approved by the Company’s stockholders. The detailed voting results of the shares voted with regards to each of these matters are as follows:

1.	Election of Directors

	For	Withheld
Gayle Crowell	38,197,194	5,795,782
Thomas J. Fallon	30,957,694	13,035,282
Brad Koenig	39,084,683	4,908,293

Continuing directors are as follows: Robert P. Badavas, Joseph F. Hoffman, Thomas J. Fallon, Doreen Woo Ho, Gayle Crowell, Carol L. Foster, Brad Koenig, and Scott Bluestein.

2.	Approve, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain
37,469,068	4,522,133	2,001,775

The Company’s named executive officer compensation was approved.

3.	Ratification of the selection of PricewaterhouseCoopers LLP to serve as our independent public accounting firm.

For	Against	Abstain
84,242,471	1,348,417	484,678

The appointment of PricewaterhouseCoopers was ratified.

Item 8.01.  Other Events

On June 25, 2021, the Company issued a press release announcing the appointment of Mr. Loo as a member of the Company’s Board of Directors.  The text of the press release is included as an exhibit to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits
99.1	Press Release dated June 25, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES CAPITAL, INC.
June 25, 2021
	By:	/s/ Melanie Grace
Melanie Grace
General Counsel and Secretary